UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                                 June 20, 1997


                             MARVEL HOLDINGS INC.
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

              Delaware                             33-62366                            13-3709544
           (State or other                     (Commission File                       (IRS Employer
    jurisdiction of incorporation                   Number)                        Identification No.)

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            c/o Icahn Associates Corp., 767 Fifth Ave., 47th Floor
                           New York, New York 10153
             (Address of principal executive offices and Zip Code)

                                (212) 702-4300
             (Registrant's telephone number, including area code)


         (Former Name or Former Address, if changed since last report)


Item 5.  Other Events.

     On May 14, 1997, the United States District Court for the District of Delaware (the "District Court") entered its Order Denying Appellees' Motion to Dismiss Appeal and Vacating Bankruptcy Court's March 24, 1997 Order (the "Vacation Order"). Pursuant to the Vacation Order, the District Court vacated the March 24, 1997 Order (the "Stay Order") entered by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Pursuant to the Stay Order, the Bankruptcy Court had determined that the automatic stay in the chapter 11 case as to Marvel Entertainment Group, Inc. ("Marvel") prevented Marvel Holdings Inc. (the "Company") from exercising its voting rights with respect to the shares of Marvel common stock owned by the Company to remove and replace Marvel's Board of Directors. In the Vacation Order, the District Court determined that the Bankruptcy Court erred and held that the automatic stay in Marvel's chapter 11 case did not apply to the efforts of Marvel's stockholders to vote their shares. Pursuant to the Vacation Order, the Bankruptcy Court's Stay Order was to be vacated effective as of 12:00 noon on Friday, May 23, 1997.

     The Stay Order did not prevent the holders of certain notes issued by the Company's parent company, Marvel (Parent) Holdings Inc., from exercising voting power over the shares of the Company's common stock pledged as collateral to secure such notes for the purpose of removing and replacing the Board of Directors of the Company. As previously disclosed, such Board was removed and replaced on April 24, 1997.
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     On May 22, 1997, the District Court heard arguments with respect to motions of Marvel and its bank lenders for a stay of the District Court's Vacation Order pending appeal of the Bankruptcy Court's prior order lifting the automatic stay in the chapter 11 cases of Marvel Holdings, Inc. et al. After hearing argument, the District Court delayed the effective date of the Vacation Order until it issued a ruling on the motions.

     On June 11, 1997, the District Court denied the motions of Marvel and its bank lenders for a stay pending appeal of the Stay Order and ordered that the Vacation Order become effective as of 5:00 p.m. (New York time) on June 20, 1997 (the "Denial Order"). Subsequent efforts by Marvel and its bank lenders to extend the effective date of the Vacation Order or to otherwise enjoin the Company from acting to remove and replace the Marvel Board of Directors were unsuccessful and the Vacation Order became effective on June 20, 1997 at 5:00 p.m. (New York time).

     As permitted by the Denial Order and Vacation Order, the Company, acting as a holder of a majority of Marvel's common stock, took the following actions by written consent effective as of 5:01 p.m. (New York time) on June 20, 1997:
(i) removed each and every then current Director of Marvel; (ii) amended and modified Marvel's by-laws to provide that the Marvel Board of Directors shall be composed of nine (9) persons or such other number of persons as may thereafter be fixed by the Board of Directors of Marvel; and (iii) elected the following persons to serve as members of the Marvel Board of Directors: Mr. Carl C. Icahn, Mr. Harold First, Mr. Charles K. MacDonald, Mr. Glen Adams, Mr.
J. Winston Fowlkes, III, Mr. Robert Mitchell, Mr. Jouko T. Tamminen, Mr. Vincent J. Intrieri and Mr. Michael J. Koblitz.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         MARVEL HOLDINGS INC.

Date:  June 24, 1997     By: /s/ Vincent J. Intrieri
                             -----------------------
                         Name: Vincent J. Intrieri
                         Title: Secretary and Treasurer


Signature page for Form 8-K filed with respect to change in control of Marvel Entertainment Group, Inc.